Filed Pursuant to Rule 424(b)(5) Registration No. 333-267763
PROSPECTUS SUPPLEMENT (TO PROSPECTUS DATED OCTOBER 18, 2022)

SHAPEWAYS HOLDINGS, INC.

$13,250,000

COMMON STOCK ______________________

         We have entered into an at the market offering agreement (the “Sales Agreement”) with Craig-Hallum Capital Group LLC (the “Sales Agent”) relating to the sale of shares of our common stock, par value $0.0001 per share (“common stock”), offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $13,250,000 from time to time through the Sales Agent, acting as our agent.
Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus will be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), in ordinary brokers’ transactions, to or through a market maker, on or through the NYSE or any other market venue where common stock may be traded, in the over-the-counter market, in privately negotiated transactions, or through a combination of any such methods of sale. If we and the Sales Agent agree on any method of distribution other than sales of shares of common stock on or through the New York Stock Exchange (the "NYSE") or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. The Sales Agent is not required to sell any specific number or dollar amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with their normal trading and sales practices, on mutually agreed terms between the Sales Agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
Under the Sales Agreement, we may also sell shares of common stock to the Sales Agent as principal for its own account, at a price to be agreed upon at the time of sale. If we sell shares to the Sales Agent as principal, we will enter into a separate terms agreement with the Sales Agent and we will describe the agreement in a separate prospectus supplement or pricing supplement.
The compensation to the Sales Agent for the sales of common stock pursuant to the Sales Agreement will be an amount equal to 3.0% of the aggregate gross proceeds of any shares of common stock sold under the Sales Agreement. In connection with the sale of our common stock on our behalf, the Sales Agent may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation paid to the Sales Agent may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Plan of Distribution” beginning on page S-16 for additional information regarding the compensation to be paid to the Sales Agent.
Our common stock is listed on the NYSE under the symbol “SHPW.” On October 24, 2022 the closing price of our common stock, as reported on the NYSE, was $0.64 per share. As of October 24, 2022 the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $35.8 million, based on 49,295,760 shares of outstanding common stock, of which approximately 8.2 million shares were held by affiliates, and a price of $0.87 per share, which was the price at which our common stock was last sold on the NYSE on August 30, 2022. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of our public float in any twelve-month period so long as our public float remains below $75.0 million. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior twelve calendar month period that ends on and includes the date of this prospectus supplement.
We are an “emerging growth company” under applicable federal securities laws and are subject to reduced public company reporting requirements.
INVESTING IN OUR SECURITIES INVOLVES RISKS THAT ARE DESCRIBED IN THE “RISK FACTORS” SECTION BEGINNING ON PAGE S-10 OF THIS PROSPECTUS SUPPLEMENT AS WELL AS THE RISK FACTORS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT FROM OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, BEFORE INVESTING IN ANY OF OUR COMMON STOCK.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus supplement or determined if this prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.

Craig-Hallum

The date of this prospectus supplement is October 26, 2022.

TABLE OF CONTENTS
Prospectus Supplement
You should rely only on the information provided in this prospectus supplement and the information incorporated by reference into this prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the date of this prospectus supplement and the documents incorporated by reference into this prospectus supplement, our business, financial condition, results of operations and prospects may have changed.
For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. By using a shelf registration statement, we may offer shares of our common stock having an aggregate offering price of up to $13,250,000 from time to time under this prospectus supplement at prices and on terms to be determined by market conditions at the time of offering.
This prospectus supplement relates to the offering of our common stock. Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus supplement, together with the information incorporated by reference as described under the heading “Where You Can Find More Information; Incorporation by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.
We provide information to you about this offering of our common stock in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.
You should rely only on the information contained in or incorporated by reference in this prospectus supplement. Neither we nor the Sales Agent have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the Sales Agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the documents incorporated by reference in this prospectus supplement and is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement and the documents incorporated by reference in this prospectus supplement in their entirety before making an investment decision.
This prospectus supplement, the accompanying prospectus and the information incorporated herein or therein by reference contains market data, industry statistics and other data that have been obtained or compiled from information made available by independent third parties. We have not independently verified the accuracy and completeness of such data.
TRADEMARKS
This prospectus supplement and the documents incorporated by reference herein contain trademarks, service marks, copyrights and trade names of other companies, which are the property of their respective owners. We do not intend our use or display of other companies’ trademarks, copyrights or trade names to imply a relationship with, or endorsement or sponsorship of us by any other companies. Solely for convenience, our trademarks and trade names referred to in this prospectus supplement and the documents incorporated by reference herein may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks and trade names.

MARKET AND INDUSTRY DATA
This prospectus supplement and the documents incorporated by reference herein include industry position and industry data and forecasts that we obtained or derived from internal company reports, independent third party publications and other industry data. Some data are also based on good faith estimates, which are derived from internal company analyses or review of internal company reports as well as the independent sources referred to above.
Although we believe that the information on which we have based these estimates of industry position and industry data are generally reliable, the accuracy and completeness of this information is not guaranteed and we have not independently verified any of the data from third-party sources nor have we ascertained the underlying economic assumptions relied upon therein. Statements as to industry position are based on market data currently available. While we are is not aware of any misstatements regarding the industry data presented herein, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus supplement.  These and other factors could cause results to differ materially from those expressed in these publications and reports.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements contained in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein other than statements of historical fact, including statements regarding our future results of operations, financial position, market size and opportunity, our business strategy and plans, the factors affecting our performance and our objectives for future operations, are forward-looking statements. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would,” “will,” “seek,” “target,” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.
The forward-looking statements are based on the current expectations, forecasts and assumptions of the management of Shapeways, involve a number of judgments, risks and uncertainties and are inherently subject to changes in circumstances and their potential effects and speak only as of the date of such statements. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed, contemplated or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in “Risk Factors,” and the following:
•Actual results may vary from expectations regarding (and the Company’s ability to meet expectations regarding) the Company’s strategies and future performance, including Shapeways’ future business plans or objectives and its ability to invest in growth initiatives.
•The Company has a history of losses and may not achieve or maintain profitability in the future.
•The Company faces significant competition and expects to face increasing competition in many aspects of its business, which could cause its operating results to suffer.
•The digital manufacturing industry is a relatively new and emerging market and it is uncertain whether it will gain widespread acceptance.
•If the Company fails to grow its business as anticipated, revenues and gross margin will be adversely affected.
•The Company’s attempts to expand its business into new markets and geographies may not be successful.
•The Company’s stock price may be volatile or may decline regardless of its operating performance.
•The Company’s operating results and financial condition may fluctuate on a quarterly and annual basis.
•Failure to attract, integrate and retain additional personnel in the future could harm the Company’s business and negatively affect the Company’s ability to grow its business.
•Interruptions to or other problems with the Company’s website user interface, information technology systems, manufacturing processes, or other operations could damage the Company’s reputation and brand and substantially harm its business and results of operations.
•As part of the Company’s growth strategy, it may continue to acquire or make investments in other businesses, patents, technologies, products, or services. Shapeways may not realize the anticipated benefits of such investments and integration of these investments may disrupt its business and divert management attention.
•The loss of one or more key members of the Company’s management team or personnel could harm its business.
•Shapeways may not timely and effectively scale and adapt its platform, processes, and infrastructure across materials, technologies, markets and software to expand its business.
•The Company’s actual results may be significantly different from projections, estimates, targets, or forecasts.

•Other risks and uncertainties set forth under the section entitled “Risk Factors” beginning on page S-10 of this prospectus supplement.
Should one or more of these risks or uncertainties materialize, or should any of the assumptions made by the management of Shapeways prove incorrect, actual results may vary in material respects from those projected in or contemplated by these forward-looking statements.
Except to the extent required by applicable law or regulation, Shapeways undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this Registration Statement or to reflect the occurrence of unanticipated events.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
We have filed with the SEC a registration statement under the Securities Act with respect to the securities offered hereby. This prospectus supplement, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company and its securities, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at http://www.sec.gov.
We are subject to the information reporting requirements of the Exchange Act, and we are required to file reports, proxy statements and other information with the SEC. These reports, proxy statements, and other information are available for inspection and copying at the SEC’s website referred to above. We also maintain a website at https://investors.shapeways.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.
Incorporation by Reference
The SEC rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus supplement or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that have previously been filed with the SEC:
•our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 31, 2022, as amended by Amendment No. 1 on Form 10-K/A, filed with the SEC on April 1, 2022;
•our Quarterly Reports on Form 10-Q for the quarter ended March 30, 2022, filed with the SEC on May 16, 2022, and the quarter ended June 30, 2022, filed with the SEC on August 12, 2022;
•our Current Reports on Form 8-K filed with the SEC on May 16, 2022, June 10, 2022, June 13, 2022, July 6, 2022, August 19, 2022, September 16, 2022, and October 13, 2022; and
•the description of our capital stock contained in Exhibit 4.3 of our Annual Report on 10-K for the year ended December 31, 2021, filed with the SEC on March 31, 2022, as amended by Amendment No.1 on Form 10-K/A, filed with the SEC on April 1, 2022, and any amendment or report filed with the SEC for the purpose of updating such description.
All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and the accompanying prospectus and deemed to be a part thereof from the date of the filing of such reports and documents.

You may request a free copy of any documents incorporated by reference in this prospectus supplement and the accompanying prospectus by writing or telephoning us at the following address:
Shapeways Holdings, Inc.
30-02 48th Avenue
Long Island City, New York 11101
Attention: Corporate Secretary
Tel. (646) 979-9885
Exhibits to the filings will not be sent, however, unless those exhibits have been specifically incorporated by reference in this prospectus supplement and the accompanying prospectus.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information appearing elsewhere in this prospectus or the documents incorporated by reference and does not contain all of the information that you should consider before buying our securities. Because it is a summary, it may not contain all of the information that may be important to you. You should read this entire prospectus carefully, including the section entitled “Risk Factors” and the documents we have incorporated by reference in this prospectus, along with our consolidated financial statements and related notes incorporated by reference in this prospectus.
Unless otherwise indicated or the context otherwise requires, references in this prospectus to “we,” “our,” “us,” “Company,” or “Shapeways” refers to Shapeways Holdings, Inc.
Shapeways
Shapeways is a leading digital manufacturer combining high-quality, flexible on-demand manufacturing with purpose-built proprietary software to offer customers an end-to-end digital manufacturing platform on which they can rapidly transform digital designs into physical products. Shapeways’ manufacturing platform offers customers access to high-quality manufacturing from start to finish through automation, innovation and digitization. Shapeways’ proprietary software, wide selection of materials and technologies, and global supply chain aim to lower manufacturing barriers and accelerate delivery of items customers need manufactured from prototypes to finished parts. Shapeways combines deep digital manufacturing know- how and software expertise to deliver high-quality, flexible on-demand digital manufacturing to a range of customers, from project-focused engineers to large enterprises.
Recent Developments
On August 17, 2022, as previously disclosed, the Company received a written notice from the New York Stock Exchange (the “NYSE”) that it was not in compliance with the continued listing standard set forth in Section 802.01C of the NYSE’s Listed Company Manual, as the average closing price of the Company’s common stock was less than $1.00 per share over a consecutive 30 trading-day period. The notice has no immediate impact on the listing of the Company’s common stock on the NYSE, subject to the Company’s compliance with the NYSE’s other continued listing requirements.
The Company has notified the NYSE with respect to its intent to cure the deficiency. The Company intends to consider available alternatives, including, but not limited to, a reverse stock split, subject to shareholder approval no later than at the Company’s next annual meeting of shareholders, if necessary, to regain compliance. Pursuant to Section 802.01C, the Company has a period of six months following the receipt of the notice from the NYSE to regain compliance with the minimum share price requirement. The Company may regain compliance at any time during the six-month cure period if on the last trading day of any calendar month during the six-month cure period its common stock has a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month. If the Company is unable to regain compliance with the $1.00 share price rule within this period, the NYSE may initiate procedures to suspend and delist the common stock.
Corporate Information
Galileo Acquisition Corp., our predecessor company (“Galileo”), was a Cayman Islands exempted company formed on July 30, 2019, as a special purpose acquisition company for the purpose of effecting an initial business combination. On October 22, 2019, Galileo completed its initial public offering. On September 29, 2021, Galileo consummated a business combination with Shapeways, Inc. In connection with the closing of the business combination, Galileo was domesticated and continued as a Delaware corporation, changing its name to “Shapeways Holdings, Inc.”
Shapeways is located at 30-02 48th Avenue, Long Island City, NY 11101 and its phone number is (646) 979-9885.

Emerging Growth Company
Shapeways is an “emerging growth company,” as defined under the JOBS Act. As an emerging growth company, Shapeways is eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and the requirement to obtain stockholder approval of any golden parachute payments not previously approved.
In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of an extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Shapeways has elected to take advantage of such extended transition period. Shapeways will remain an emerging growth company until the earlier of (1) December 31, 2025 (the last day of the fiscal year following the fifth anniversary of the consummation of Galileo’s initial public offering), (2) the last day of the fiscal year in which Shapeways has total annual gross revenue of at least $1.235 billion, (3) the last day of the fiscal year in which Shapeways is deemed to be a “large accelerated filer,” as defined in the Exchange Act, and (4) the date on which Shapeways has issued more than $1.0 billion in nonconvertible debt during the prior three-year period.

THE OFFERING

Issuer	Shapeways Holdings, Inc.

Shares of Common Stock Offered by Us
Shares of our common stock having an aggregate offering price of up to $13,250,000. In no event will we sell securities in public primary offerings on Form S-3 with a value exceeding more than one-third of our “public float” (the market value of our common stock and any other equity securities that we may issue in the future that are held by non-affiliates) in any twelve calendar month period so long as our public float remains below $75.0 million.

Shares of Common Stock Outstanding After this Offering
Up to 69,916,563 shares, assuming the sale of 20,703,125 shares of common stock at an assumed offering price of $0.64 per share, which was the last reported sale price of our common stock on the NYSE on October 24, 2022. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of Offering
An “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, in ordinary brokers’ transactions, to or through a market maker, on or through the NYSE or any other market venue where common stock may be traded, in the over-the-counter market, in privately negotiated transactions, or through a combination of any such methods of sale that may be made from time to time through our Sales Agent, Craig-Hallum. See “Plan of Distribution” on page S-14 of this prospectus supplement.

Use of Proceeds	We intend to use the net proceeds from this offering for general corporate and working capital purposes. See “Use of Proceeds” on page S-12 of this prospectus supplement.

Market for our Shares of Common Stock	Our common stock is listed on the NYSE under the symbol “SHPW.”

Risk Factors
Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” and elsewhere in this prospectus supplement.

All information in this prospectus supplement related to the number of shares of our common stock to be outstanding immediately after this offering is based on 49,213,438 shares of our common stock outstanding as of June 30, 2022, and unless otherwise indicated, excludes:
•18,410,000 shares of common stock issuable upon the exercise of warrants outstanding as of June 30, 2022, with an exercise price of $11.50;
•3,993,277 shares of common stock issuable upon the exercise of options outstanding as of June 30, 2022, with a weighted-average exercise price of $0.65 per share;
•4,137,195 shares of common stock issuable upon the vesting and settlement of restricted stock units outstanding as of June 30, 2022;
•5,434,079 shares of common stock reserved for future issuance under our 2021 Equity Incentive Plan (the “2021 Plan”) as of June 30, 2022, as well as any automatic increases in the number of shares of common stock reserved for future issuance under this benefit plan;
•5,000,000 shares of common stock reserved for future issuance under our 2022 New Employee Equity Incentive Plan (the “2022 Plan”) after June 30, 2022; and
•1,381,998 shares of common stock available for purchase under our 2021 Employee Stock Purchase Plan (the “2021 ESPP”) as of June 30, 2022, as well as any automatic increases in the number of shares of common stock reserved for future issuance under this benefit plan.
In addition, unless otherwise stated, all information contained in this prospectus supplement assumes no exercise of stock options after June 30, 2022.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, as amended by Amendment No. 1 on Form 10-K/A, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, as updated by our subsequent filings under the Exchange Act, and any applicable free writing prospectus that we have authorized for use in connection with this offering before acquiring any such securities. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not known to us or that we consider immaterial as of the date of this prospectus supplement. The trading price of our common stock could decline due to any of these risks, and as a result, you may lose all or part of your investment. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of a number of factors, including the risks described below. See “Cautionary Note Regarding Forward-Looking Statements.”
Risks Related To This Offering and Our Common Stock
We have broad discretion in the use of the net proceeds from this offering and may invest or spend the proceeds in ways with which you do not agree and in ways that may not yield a return on your investment.
Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” as well as our existing cash, and you will be relying on the judgment of our management regarding such application. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used effectively. Our management might not apply the net proceeds or our existing cash in ways that ultimately increase the value of your investment. If we do not invest or apply the net proceeds from this offering or our existing cash in ways that enhance stockholder value, we may fail to achieve expected results, which could cause our stock price to decline. Pending their use, we may invest the net proceeds from this offering in short-term U.S. Treasury securities with low rates of return. These investments may not yield a favorable return to our stockholders.
If you purchase our common stock in this offering, you may incur immediate and substantial dilution in the net tangible book value of your shares.
The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding at the time of sale. As of June 30, 2022, assuming that an aggregate of 20,703,125 shares of our common stock are sold at a price of $0.64 per share, the last reported sale price of our common stock on the NYSE on October 24, 2022, for aggregate gross proceeds of approximately $13.25 million, after deducting commissions and estimated offering expenses payable by us, investors in this offering would experience immediate accretion of $(0.45) per share, representing the difference between our as adjusted net tangible book value per share of $1.09, after giving effect to this offering, and the assumed offering price. For a further description of the dilution that you may experience immediately after this offering, see the section titled “Dilution.”
Future sales or issuances of our common stock in the public markets, or the perception of such sales, could depress the trading price of our common stock.
The sale of a substantial number of shares of our common stock or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our common stock at any time pursuant to this prospectus supplement and/or in one or more separate offerings. We cannot predict the effect that future sales of common stock or other equity-related securities would have on the market price of our common stock.

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.
Subject to certain limitations in the Sales Agreement entered into by us with the Sales Agent and compliance with applicable law, we have the discretion to deliver a placement notice to the Sales Agent at any time throughout the term of the Sales Agreement. The number of shares that are sold by the Sales Agent after delivering a placement notice will fluctuate based on the market price of our common stock during the sales period and limits we set with the Sales Agent. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued or the resulting gross proceeds.
The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. In addition, subject to the final determination by our board of directors or any restrictions we may place in any applicable placement notice, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.
Even if we sell all of the shares offered hereby, we may continue to seek external sources of financing to fund operations in the future.
Our revenue generating activities have not yet produced sufficient funds for profitable operations. Accordingly, while we may raise gross proceeds of up to a maximum of $13.25 million through the issuance of shares under the Sales Agreement, we may need to raise additional capital in the future to further scale our business and expand to additional markets. We may raise additional funds through the issuance of equity, equity-related or debt securities, or through obtaining credit from financial institutions. We cannot be certain that additional funds will be available on favorable terms when required, or at all. If we cannot raise additional funds when needed, our financial condition, results of operations, business and prospects could be materially and adversely affected. If we raise funds through the issuance of debt securities or through loan arrangements, the terms of such financings could require significant interest payments, contain covenants that restrict our business, or otherwise include unfavorable terms. In addition, to the extent we raise funds through the sale of additional equity securities, our stockholders would experience additional dilution.
Our ability to raise capital is limited by the Securities Act and SEC rules and regulations.
Under current SEC rules and regulations, because the current aggregate market value of our common stock held by non-affiliates, or public float, is less than $75.0 million, the amount we can raise through primary offerings of our securities in any 12-month period using a registration statement on Form S-3 will be limited to one-third of our public float until such time that our public float equals or exceeds $75.0 million. As of October 24, 2022, our public float was approximately $35.8 million, which means we are limited to raising a total of approximately $11.9 million using our registration statement on Form S-3. The amounts raised in this offering will reduce our capacity to raise capital using our registration statement on Form S-3 under these SEC rules until such time that our public float equals or exceeds $75.0 million. Alternative means of raising capital through sales of our securities, including through the use of a registration statement on Form S-1 or in private placements of equity or debt securities, may be more costly and time-consuming and more difficult to market to potential investors, which may have a material adverse effect on our ability to raise capital, our liquidity position and strategy.

We have never paid cash dividends on our capital stock, and we do not anticipate paying dividends in the foreseeable future.
We have never paid cash dividends on any of our capital stock and we currently intend to retain any future earnings to fund the growth of our business. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that the board may deem relevant. As a result, capital appreciation, if any, of our common stock will be the sole source of gain for the foreseeable future.
Our failure to meet the continued listing requirements of the NYSE could result in a delisting of our common stock.
Our common stock is listed on the NYSE, which imposes, among other requirements, a minimum share price requirement. On August 17, 2022, we received a written notice from the NYSE that we were not in compliance with the continued listing standard set forth in Section 802.01C of the NYSE’s Listed Company Manual, as the average closing price of our common stock was less than $1.00 per share over a consecutive 30 trading-day period. There was no immediate impact on the listing of our common stock on the NYSE, subject to our compliance with the NYSE’s other continued listing requirements.
We timely responded to the NYSE with respect to our intent to cure the deficiency. We intend to consider available alternatives, including, but not limited to, a reverse stock split, subject to shareholder approval no later than at our next annual meeting of shareholders, if necessary, to regain compliance. Pursuant to Section 802.01C, we have a period of six months following the receipt of the written notice from the NYSE to regain compliance with the minimum share price requirement. We may regain compliance at any time during the six-month cure period if on the last trading day of any calendar month during the six-month cure period our common stock has a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month. If we are unable to regain compliance with the $1.00 share price rule within this period, the NYSE may initiate procedures to suspend and delist our common stock.
We are diligently working to evidence compliance with the minimum share price requirement for continued listing on the NYSE; however, there can be no assurance that we will be able to regain compliance with the minimum share price or other continued listing requirements.
If we fail to satisfy the NYSE’s continued listing standards, our common stock will be subject to delisting. Delisting from the NYSE would likely have a negative effect on the liquidity and market price of our common stock, reduce the number of investors willing to hold or acquire our common stock, limit or reduce the amount of analyst coverage we receive, and impair your ability to sell or purchase our common stock when you wish to do so. In addition, a delisting from the NYSE might negatively impact our reputation and, as a consequence, our business. Additionally, if we are delisted from the NYSE and we are not able to list our common stock on another national exchange we will not be eligible to use Form S-3 registration statements, which would delay our ability to raise funds in the future, limit the type of offerings of common stock we could undertake, and increase the expenses of any offering.
In the event of a delisting of our common stock, we can provide no assurance that any action taken by us to restore compliance with listing requirements would allow our securities to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the NYSE minimum share price requirement or prevent future non-compliance with the NYSE’s listing standards. Additionally, if our common stock is not listed on, or becomes delisted from, the NYSE for any reason, and is quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our common stock may be more limited than if we were quoted or listed on the NYSE or another national securities exchange. You may be unable to sell your common stock unless a market can be established or sustained.

USE OF PROCEEDS
We may issue and sell shares of our common stock having aggregate gross proceeds of up to $13.25 million from time to time under this prospectus supplement and the accompanying prospectus. In no event will we sell securities in public primary offerings on Form S-3 with a value exceeding more than one-third of our “public float” (the market value of our common stock and any other equity securities that we may issue in the future that are held by non-affiliates) in any twelve calendar month period so long as our public float remains below $75.0 million. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the Sales Agreement as a source of financing.
We currently intend to use the net proceeds from this offering for general corporate purposes, including working capital. In addition, we may use a portion of such net proceeds for acquisitions of complementary businesses, technologies or other assets, or to fund the repayment, refinancing or redemption of outstanding debt. However, we have no current understandings, agreements or commitments for any material acquisitions at this time, and we have not allocated specific amounts of the net proceeds to be received by us from this offering for any of these purposes. As a result, management will retain broad discretion over the allocation of the net proceeds from this offering for its business use. Pending the use of the net proceeds, we may invest the proceeds in interest-bearing, investment-grade securities, certificates of deposit or government securities.

DILUTION
Our historical net tangible book value as of June 30, 2022 was $63.3 million, or $1.29 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, divided by the number shares of our common stock outstanding.
After giving effect to the sale of 20,703,125 shares of our common stock in this offering at an assumed offering price of $0.64 per share, the last reported sale price of our common stock on the NYSE on October 24, 2022, and after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2022 would have been $76 million, or $1.09 per share. This represents an immediate decrease in net tangible book value of $0.20 per share to existing stockholders and immediate accretion of $(0.45) per share to investors purchasing our common stock in this offering at the assumed public offering price. The following table illustrates this accretion on a per share basis:

Assumed offering price per share		$0.64
Historical net tangible book value per share as of June 30, 2022	$1.29
(Decrease) increase in net tangible book value per share attributable to new investors purchasing shares of common stock in this offering	$(0.20)
As adjusted net tangible book value per share as of June 30, 2022, after giving effect to this offering		$1.09
(Accretion) dilution per share to investors purchasing our common stock in this offering		$(0.45)
The number of shares of common stock outstanding is based on an aggregate of 49,213,438 shares of common stock outstanding as of June 30, 2022, and excludes:
•18,410,000 shares of common stock issuable upon the exercise of warrants outstanding as of June 30, 2022, with an exercise price of $11.50;
•3,993,277 shares of common stock issuable upon the exercise of options outstanding as of June 30, 2022, with a weighted-average exercise price of $0.65 per share;
•4,137,195 shares of common stock issuable upon the vesting and settlement of restricted stock units outstanding as of June 30, 2022;
•5,434,079 shares of common stock reserved for future issuance under the 2021 Plan as of June 30, 2022, as well as any automatic increases in the number of shares of common stock reserved for future issuance under this benefit plan;
•5,000,000 shares of common stock reserved for future issuance under the 2022 Plan after June 30, 2022; and
•1,381,998 shares of common stock available for purchase under the 2021 ESPP as of June 30, 2022, as well as any automatic increases in the number of shares of common stock reserved for future issuance under this benefit plan.
The table above assumes for illustrative purposes that an aggregate of 20,703,125 shares of our common stock are sold during the term of the Sales Agreement at a price of $0.64 per share, the last reported sale price of our common stock on the NYSE on October 24, 2022, for aggregate gross proceeds of $13.25 million. The shares subject to the Sales Agreement, if sold, may be sold from time to time at various prices. An increase of $0.50 per share in the price at which the shares are sold from the assumed offering price of $0.64 per share shown in the table above, assuming all of our common stock sold at that price during the term of the Sales Agreement to achieve the aggregate amount of $13.25 million in gross proceeds, would increase our as adjusted net tangible book value per share to $1.25 per share and would decrease the accretion in net tangible book value per share to new investors in this offering to $(0.11) per share, after deducting commissions and estimated offering expenses payable by us. A decrease of $0.50 per share in the price at which the shares are sold from the assumed offering price of $0.64 per share shown in the table above, assuming all of our common stock sold at that price during the term of the Sales Agreement to achieve the aggregate amount of $13.25 million in gross proceeds, would decrease our as adjusted net tangible book value per share to $0.53 per share and would decrease the accretion in net tangible book value per share to new investors in this offering to $(0.39) per share, after deducting commissions and estimated offering expenses payable by us. This information is supplied for illustrative purposes only and assumes no exercise or conversion, as applicable, of options or warrants outstanding as of June 30, 2022. For more information, see “Description of Capital Stock and Outstanding Warrants” in the accompanying prospectus.
To the extent that outstanding options or warrants are exercised, restricted stock units are settled, new options, restricted stock units or restricted stock awards are issued under our equity incentive plans and subsequently exercised or settled or we issue additional shares of common stock or securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or substantially similar securities in the future, there will be further dilution to investors participating in this offering. . In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION
We have entered into a Sales Agreement, under which we may issue and sell from time to time up to $13.25 million of our common stock through the Sales Agent, pursuant to this prospectus supplement and the accompanying prospectus. Sales of our common stock, if any, will be made at market prices by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, in ordinary brokers’ transactions, to or through a market maker, on or through the NYSE or any other market venue where common stock may be traded, in the over-the-counter market, in privately negotiated transactions or through a combination of any such methods. If we and the Sales Agent agree on any method of distribution other than sales of shares of common stock on or through the NYSE or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. If agreed between us and the Sales Agent, the Sales Agent may purchase shares of our common stock as principal.
Each time we wish to issue and sell shares of our common stock under the Sales Agreement, we will notify the Sales Agent of the number of shares to be issued and other sales parameters as we deem appropriate. Subject to the terms and conditions of the Sales Agreement, the Sales Agent will use its commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct the Sales Agent not to sell common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or the Sales Agent may suspend the offering of our common stock being made through the Sales Agent under the Sales Agreement upon notice to the other party. We and the Sales Agent have the right, by giving written notice as specified in the Sales Agreement, to terminate the Sales Agreement in each party’s sole discretion at any time.
The settlement of sales of shares between us and the Sales Agent is generally anticipated to occur on the second trading day following the date on which the sale was made. Sales of our shares of common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
The aggregate compensation payable to the Sales Agent is equal to 3.0% of the gross sales price of the shares sold through the Sales Agent pursuant to the Sales Agreement. We have agreed to reimburse the Sales Agent for certain actual legal expenses incurred by the Sales Agent in connection with this offering up to $55,000. We estimate that the total expenses of the offering payable by us, excluding commissions payable to the Sales Agent under the Sales Agreement, will be approximately $150,000.
The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock.
If acting as a sales agent, the Sales Agent will provide written confirmation to us following the close of trading on the NYSE on each day in which common stock is sold through it under the Sales Agreement. Each confirmation will include the number of shares of common stock sold through it as sales agent on that day, the sales price and the net proceeds to us.
We will report at least quarterly the number of shares of common stock sold through the Sales Agent under the Sales Agreement, the net proceeds to us and the compensation paid by us to the Sales Agent in connection with the sales of common stock.
Under the Sales Agreement, we may also sell shares of common stock to the Sales Agent as principal for its own account, at a price to be agreed upon at the time of sale. If we sell shares to the Sales Agent as principal, we will enter into a separate terms agreement with the Sales Agent and we will describe the agreement in a separate prospectus supplement or pricing supplement.

In connection with the sales of our common stock on our behalf, the Sales Agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Sales Agent may be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to the Sales Agent against certain liabilities, including liabilities under the Securities Act. To the extent required by Regulation M promulgated under the Exchange Act, the Sales Agent will not engage in any market making activities involving our common stock while the offering pursuant to this prospectus supplement and the accompanying prospectus is ongoing.
Our common stock is listed on the NYSE and trades under the symbol “SHPW.” The transfer agent of our common stock is Continental Stock Transfer & Trust Company.
The Sales Agent and/or its affiliates has provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees. In the course of its business, the Sales Agent may trade our securities for its own account or for the accounts of customers, and, accordingly, the Sales Agent may at any time hold long or short positions in such securities.
This prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by the Sales Agent, and the Sales Agent may distribute this prospectus supplement and the accompanying prospectus electronically.

LEGAL MATTERS
The validity of the securities offered hereby has been passed upon for us by Gunderson Dettmer Stough Villeneuve Franklin & Hachigian LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for Craig-Hallum Capital Group LLC by Ellenoff Grossman & Schole LLP.
EXPERTS
The financial statements of Shapeways as of and for the years ended December 31, 2021 and 2020, incorporated by reference herein, have been audited by Withum Smith+Brown, PC, an independent registered public accounting firm, as stated in their report incorporated by reference herein, and are so incorporated upon the report of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

SHAPEWAYS HOLDINGS, INC. $50,000,000

COMMON STOCK PREFERRED STOCK DEBT SECURITIES WARRANTS RIGHTS UNITS ________________
We may offer and sell from time to time, in one or more offerings, in amounts, at prices and on terms determined at the time of any such offering, (1) shares of our common stock, (2) shares of our preferred stock, which we may issue in one or more series, (3) debt securities, which may be senior debt securities or subordinated debt securities, (4) warrants, (5) rights, or (6) units. The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $50,000,000.
We may offer and sell the securities separately or together in any combination for sale directly to investors or through underwriters, dealers or agents. If any underwriters, dealers or agents are involved in the sale of these securities we will set forth their names and describe their compensation in the applicable prospectus supplement.
As of October 18, 2022 the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $35.8 million, based on 49,295,760 shares of outstanding common stock, of which approximately 8.2 million shares were held by affiliates, and a price of $0.91 per share, which was the price at which our common stock was last sold on the New York Stock Exchange (the “NYSE”) on August 19, 2022. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-calendar-month period that ends on and includes the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000 (the “Baby Shelf Limitation”).
Our common stock and Public Warrants are currently listed on the NYSE under the symbols “SHPW” and “SHPW WS,” respectively. On October 18, 2022, the closing price of our common stock was $0.62 and the closing price for our Public Warrants was $0.02.
We are an “emerging growth company” under applicable federal securities laws and are subject to reduced public company reporting requirements.
INVESTING IN OUR SECURITIES INVOLVES RISKS THAT ARE DESCRIBED IN THE “RISK FACTORS” SECTION BEGINNING ON PAGE 9 OF THIS PROSPECTUS.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 18, 2022.

TABLE OF CONTENTS
Prospectus

You should rely only on the information provided in this prospectus and the information incorporated by reference into this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.
For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

ABOUT THIS PROSPECTUS
This prospectus is part of a “shelf” registration statement that we filed with the Securities and Exchange Commission (the “Commission” or “SEC”). By using a shelf registration statement, we may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus, up to a maximum aggregate offering price of $50,000,000, subject to the Baby Shelf Limitation.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The accompanying prospectus supplement may also add, update or change information contained in this prospectus. References to the “applicable prospectus supplement” are to the prospectus supplement to this prospectus that describes the specific terms and conditions of the applicable security. You should read both this prospectus and the accompanying prospectus supplement together with additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”
We may include agreements as exhibits to the registration statement of which this prospectus forms a part. In reviewing such agreements, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:
•should not in any instance be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;
•may have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures would not necessarily be reflected in the agreement;
•may apply standards of materiality in ways that are different from what may be viewed as material to you or other investors; and
•were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.
Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about us may be found elsewhere in the registration statement of which this prospectus forms a part and our other public filings, which are available without charge through the SEC’s website at www.sec.gov.
We have not authorized any other person, including any dealer, salesperson or other individual, to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus or the applicable prospectus supplement. We do not take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus, the applicable prospectus supplement and the documents incorporated by reference is accurate only as of their respective dates.
TRADEMARKS
This prospectus and the documents incorporated by reference herein contain trademarks, service marks, copyrights and trade names of other companies, which are the property of their respective owners. We do not intend our use or display of other companies’ trademarks, copyrights or trade names to imply a relationship with, or endorsement or sponsorship of us by any other companies. Solely for convenience, our trademarks and trade names referred to in this prospectus and the documents incorporated by reference herein may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks and trade names.

MARKET AND INDUSTRY DATA
This prospectus and the documents incorporated by reference herein include industry position and industry data and forecasts that we obtained or derived from internal company reports, independent third party publications and other industry data. Some data are also based on good faith estimates, which are derived from internal company analyses or review of internal company reports as well as the independent sources referred to above.
Although we believe that the information on which we have based these estimates of industry position and industry data are generally reliable, the accuracy and completeness of this information is not guaranteed and we have not independently verified any of the data from third-party sources nor have we ascertained the underlying economic assumptions relied upon therein. Statements as to industry position are based on market data currently available. While we are not aware of any misstatements regarding the industry data presented herein, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus. These and other factors could cause results to differ materially from those expressed in these publications and reports.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”). All statements contained in this prospectus, the documents incorporated by reference herein and any applicable prospectus supplement other than statements of historical fact, including statements regarding our future results of operations, financial position, market size and opportunity, our business strategy and plans, the factors affecting our performance and our objectives for future operations, are forward-looking statements. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would,” “will,” “seek,” “target,” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.
The forward-looking statements are based on the current expectations, forecasts and assumptions of the management of Shapeways, involve a number of judgments, risks and uncertainties and are inherently subject to changes in circumstances and their potential effects and speak only as of the date of such statements. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed, contemplated or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in “Risk Factors,” and the following:
•Actual results may vary from expectations regarding (and the Company's ability to meet expectations regarding) the Company's strategies and future performance, including Shapeways’ future business plans or objectives and its ability to invest in growth initiatives.
•The Company has a history of losses and may not achieve or maintain profitability in the future.
•The Company faces significant competition and expects to face increasing competition in many aspects of its business, which could cause its operating results to suffer.
•The digital manufacturing industry is a relatively new and emerging market and it is uncertain whether it will gain widespread acceptance.
•If the Company fails to grow its business as anticipated, revenues and gross margin will be adversely affected.
•The Company’s attempts to expand its business into new markets and geographies may not be successful.
•The Company’s stock price may be volatile or may decline regardless of its operating performance.
•The Company's operating results and financial condition may fluctuate on a quarterly and annual basis.
•Failure to attract, integrate and retain additional personnel in the future could harm the Company’s business and negatively affect the Company's ability to grow its business.
•Interruptions to or other problems with the Company's website user interface, information technology systems, manufacturing processes, or other operations could damage the Company’s reputation and brand and substantially harm its business and results of operations.
•As part of the Company’s growth strategy, it may continue to acquire or make investments in other businesses, patents, technologies, products, or services. Shapeways may not realize the anticipated benefits of such investments and integration of these investments may disrupt its business and divert management attention.
•The loss of one or more key members of the Company’s management team or personnel could harm its business.
•Shapeways may not timely and effectively scale and adapt its platform, processes, and infrastructure across materials, technologies, markets and software to expand its business.

•The Company's actual results may be significantly different from projections, estimates, targets, or forecasts.
•Other risks and uncertainties set forth under the section entitled “Risk Factors” beginning on page 9 of this prospectus.
Should one or more of these risks or uncertainties materialize, or should any of the assumptions made by the management of Shapeways prove incorrect, actual results may vary in material respects from those projected in or contemplated by these forward-looking statements.
Except to the extent required by applicable law or regulation, Shapeways undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this Registration Statement or to reflect the occurrence of unanticipated events.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
We have filed with the SEC a registration statement under the Securities Act with respect to the securities offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company and its securities, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at http://www.sec.gov.
We are subject to the information reporting requirements of the Exchange Act, and we are required to file reports, proxy statements and other information with the SEC. These reports, proxy statements, and other information are available for inspection and copying at the SEC’s website referred to above. We also maintain a website at https://investors.shapeways.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.
Incorporation by Reference
The SEC rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 31, 2022, as amended by Amendment No. 1 on Form 10-K/A, filed with the SEC on April 1, 2022;
•our Quarterly Reports on Form 10-Q for the quarter ended March 30, 2022, filed with the SEC on May 16, 2022, and the quarter ended June 30, 2022, filed with the SEC on August 12, 2022;
•our Current Reports on Form 8-K filed with the SEC on May 16, 2022, June 10, 2022, June 13, 2022, July 6, 2022, August 19, 2022, September 16, 2022, and October 13, 2022; and
•the description of our capital stock contained in Exhibit 4.3 of our Annual Report on 10-K for the year ended December 31, 2021, filed with the SEC on March 31, 2022, as amended by Amendment No.1 on Form 10-K/A, filed with the SEC on April 1, 2022, and any amendment or report filed with the SEC for the purpose of updating such description.
All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
Shapeways Holdings, Inc.
30-02 48th Avenue
Long Island City, New York 11101
Attention: Corporate Secretary
Tel. (646) 979-9885
Exhibits to the filings will not be sent, however, unless those exhibits have been specifically incorporated by reference in this prospectus or any accompanying prospectus supplement.

PROSPECTUS SUMMARY
This summary highlights selected information appearing elsewhere in this prospectus or the documents incorporated by reference and does not contain all of the information that you should consider before buying our securities. Because it is a summary, it may not contain all of the information that may be important to you. You should read this entire prospectus carefully, including the section entitled “Risk Factors” and the documents we have incorporated by reference in this prospectus, along with our consolidated financial statements and related notes incorporated by reference in this prospectus.
Unless otherwise indicated or the context otherwise requires, references in this prospectus to “we,” “our,” “us,” “Company,” or “Shapeways” refers to Shapeways Holdings, Inc.
Shapeways
Shapeways is a leading digital manufacturer combining high-quality, flexible on-demand manufacturing with purpose-built proprietary software to offer customers an end-to-end digital manufacturing platform on which they can rapidly transform digital designs into physical products. Shapeways’ manufacturing platform offers customers access to high-quality manufacturing from start to finish through automation, innovation and digitization. Shapeways’ proprietary software, wide selection of materials and technologies, and global supply chain aim to lower manufacturing barriers and accelerate delivery of items customers need manufactured from prototypes to finished parts. Shapeways combines deep digital manufacturing know- how and software expertise to deliver high-quality, flexible on-demand digital manufacturing to a range of customers, from project-focused engineers to large enterprises.
Corporate Information
Galileo Acquisition Corp., our predecessor company (“Galileo”) was a Cayman Islands exempted company formed on July 30, 2019, as a special purpose acquisition company for the purpose of effecting an initial business combination. On October 22, 2019, Galileo completed its initial public offering. On September 29, 2021, Galileo consummated a business combination with Shapeways, Inc. In connection with the closing of the business combination, Galileo was domesticated and continued as a Delaware corporation, changing its name to “Shapeways Holdings, Inc.”
Shapeways is located at 30-02 48th Avenue, Long Island City, NY 11101 and its phone number is (646) 979-9885.
Emerging Growth Company
Shapeways is an “emerging growth company,” as defined under the JOBS Act. As an emerging growth company, Shapeways is eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and the requirement to obtain stockholder approval of any golden parachute payments not previously approved.
In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of an extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Shapeways has elected to take advantage of such extended transition period. Shapeways will remain an emerging growth company until the earlier of (1) December 31, 2025 (the last day of the fiscal year following the fifth anniversary of the consummation of Galileo’s initial public offering), (2) the last day of the fiscal year in which Shapeways has total annual gross revenue of at least $1.235 billion, (3) the last day of the fiscal year in which Shapeways is deemed to be a “large accelerated filer,” as defined in the Exchange Act, and (4) the date on which Shapeways has issued more than $1.0 billion in nonconvertible debt during the prior three-year period.

Securities We May Offer
This prospectus contains a summary of our common stock and outstanding warrants, and the preferred stock, debt securities, warrants, rights and units that may be issued in the future. These summaries are not meant to be a complete description of each security. The particular terms of any security to be issued pursuant hereto will be set forth in a related prospectus supplement. This prospectus and the accompanying prospectus supplement will contain the material terms and conditions for each security.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, as amended by Amendment No. 1 on Form 10-K/A, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before acquiring any such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. See “Where You Can Find More Information; Incorporation by Reference” in this prospectus.

USE OF PROCEEDS
Unless otherwise set forth in a prospectus supplement with respect to the proceeds from the sale of the particular securities to which such prospectus supplement relates, we intend to use the net proceeds from the sale of the offered securities for general corporate purposes, including working capital. In addition, we may use a portion of such net proceeds for acquisitions of complementary businesses, technologies or other assets, or to fund the repayment, refinancing or redemption of outstanding debt. However, we have no current understandings, agreements or commitments for any material acquisitions at this time, and we have not allocated specific amounts of the net proceeds to be received by us from any offering for any of these purposes. If we decide to use the net proceeds from a particular offering of securities for a particular purpose, we will describe that purpose, as well as any other required disclosures, in the related prospectus supplement.

DESCRIPTION OF CAPITAL STOCK AND OUTSTANDING WARRANTS
The following description of our common stock, par value $0.0001 per share and Public Warrants, which are the only securities of the Company registered under Section 12 of the Exchange Act, summarizes certain information regarding the common stock and the Public Warrants in our amended and restated certificate of incorporation (the “Charter”), our amended and restated bylaws (the “Bylaws”) and applicable provisions of Delaware general corporate law (the “DGCL”), and is qualified by reference to our Charter and our Bylaws, which are incorporated by reference as Exhibit 3.1 and 3.2, respectively, to the Annual Report on Form 10-K for the fiscal year ending December 31, 2021 (as amended by Amendment No. 1 on Form 10-K/A, our “Annual Report”).
Authorized and Outstanding Stock
Our Charter authorizes the issuance of 130,000,000 shares, consisting of 120,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share.
Common Stock
Voting
The holders of common stock are entitled to one vote per share on all matters submitted to the stockholders for their vote or approval. Directors of the Company are elected by a plurality of the votes present in person or represented by proxy and entitled to vote.
Dividends
The holders of common stock are entitled to receive dividends, as and if declared by the board of directors of the Company (the “Board”) out of legally available funds.
Liquidation Rights
Upon the liquidation or dissolution of Shapeways, the holders of common stock are entitled to share ratably in those of Shapeways’ assets that are legally available for distribution to stockholders after payment of liabilities and subject to the prior rights of any holders of preferred stock then outstanding.
Pre-Emptive or other Subscription Rights
The holders of common stock do not have any pre-emptive or other subscription rights.
Preferred Stock
Shapeways is authorized to issue up to 10,000,000 shares of preferred stock, par value $0.0001 per share. The Board is authorized, subject to limitations prescribed by DGCL and the Charter, to determine the terms and conditions of the preferred stock, including whether the shares of preferred stock will be issued in one or more series, the number of shares to be included in each series and the powers (including the voting power), designations, preferences and rights of the shares. The Board also is authorized to designate any qualifications, limitations or restrictions on the shares without any further vote or action by the stockholders.

Public Warrants
Shapeways has the ability to redeem outstanding Public Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per Public Warrant, provided that the last reported sales price of the common stock equals or exceeds $18.00 per share (as adjusted for share subdivisions, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations, and the like) for any 20 trading days within a 30-trading-day period ending on the third trading day prior to the date Shapeways sends the notice of redemption to the holders. If and when the Public Warrants become redeemable by Shapeways, Shapeways may exercise its redemption right even if Shapeways is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
In addition, Shapeways may redeem the Public Warrants at any time after they become exercisable and prior to their expiration at a price of $0.01 per Public Warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their Public Warrants prior to redemption for a number of common shares determined based on the redemption date and the fair market value of Shapeways common stock.
Private Warrants
Simultaneously with the closing of Galileo’s initial public offering, Galileo Founders Holdings, L.P. (the “Sponsor”) and EarlyBirdCapital, Inc. and its designees (“EBC”) purchased an aggregate of 4,110,000 private warrants at $1.00 per private warrant, for an aggregate purchase price of $4,110,000 (the “Private Warrants”). The Sponsor purchased an aggregate of 3,562,000 Private Warrants and EBC purchased an aggregate of 548,000 Private Warrants. Each Private Warrant is exercisable for one share of common stock of Shapeways at a price of $11.50 per share. The Private Warrants are not redeemable by Shapeways so long as they are held by the Sponsor, EBC or their respective permitted transferees (collectively, the “initial purchasers”). Following the transfer of any Private Warrant from an initial purchaser to a third party, the Private Warrants shall be redeemable in the same manner as the Public Warrants.
Sponsor Warrants
On December 14, 2020, Galileo entered into a convertible promissory note with the Sponsor, pursuant to which the Sponsor agreed to loan Galileo up to an aggregate principal amount of $500,000. The note was non-interest bearing and payable upon the closing of the merger of Galileo Acquisition Holdings, Inc. with and into Shapeways, Inc., with Shapeways, Inc. surviving as a wholly-owned subsidiary of Galileo, and Galileo changing its name to Shapeways Holdings, Inc. (the “Closing”). At the Closing, the Sponsor exercised its right to convert $500,000 in aggregate outstanding principal amount of the convertible promissory note issued by Galileo into an aggregate of 500,000 sponsor warrants (the “Sponsor Warrants”), exercisable for common stock at a purchase price of $1.00 per warrant. Each Sponsor Warrant is exercisable for one share of common stock of Shapeways at a price of $11.50 per share. The Sponsor Warrants are not redeemable by Shapeways so long as they are held by the initial purchaser. Following the transfer of any Sponsor Warrant from an initial purchaser to a third party, the Sponsor Warrants shall be redeemable in the same manner as the Public Warrants.
Exclusive Forum
Our Charter provides that, to the fullest extent permitted by law, and unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’ stockholders, (iii) any action asserting a claim against the Company, its directors, officers or employees arising pursuant to any provision of the DGCL or our Charter or our Bylaws, or (iv) any action asserting a claim governed by the internal affairs doctrine. In addition, if an action is brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel.

Our Charter provides that any person or entity purchasing or otherwise acquiring or holding any interest in shares of the Company’s capital stock shall be deemed to have notice of and consented to the foregoing choice of forum provision.
Our Charter provides further that unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933. The clauses described above will not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.
Anti-Takeover Effects of Provisions of our Charter and Bylaws
Our Charter and Bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Board and that may have the effect of delaying, deferring or preventing a future takeover or change in control of the Company unless such takeover or change in control is approved by the Board.
These provisions include:
Action by Written Consent; Meetings of Stockholders. Our Charter provides that stockholder action can be taken only at an annual meeting of stockholders and cannot be taken by written consent in lieu of a meeting. Our Charter and Bylaws also provide that, subject to any special rights of the holders of any series of preferred stock and except as otherwise required by applicable law, meetings of the stockholders can only be called by the Chairman of the Board, the Company’s Chief Executive Officer or by the majority of the Board. Except as described above, stockholders are not permitted to call a special meeting or to require the Board to call a special meeting.
Advance Notice Procedures. Our Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, and for stockholder nominations of persons for election to the Board to be brought before an annual or meeting of stockholders. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given the Company’s secretary timely written notice, in proper form, of the stockholder’s intention to bring that business or nomination before the meeting. Although the Bylaws do not give the Board the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, as applicable, the Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company.
Authorized but Unissued Shares. The Company’s authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to rules of the securities exchange on which the common stock is listed. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions, in connection with the redemption or exchange of the Company’s warrants and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of Company’s common stock by means of a proxy contest, tender offer, merger or otherwise.

Business Combinations. The Company is subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in the following prescribed manner:
•prior to the time of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; and
•on or subsequent to the time of the transaction, the business combination is approved by the board and authorized at an annual meeting stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.
Generally, for purposes of Section 203, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, owned 15% or more of a corporation’s outstanding voting securities.
Such provisions may encourage companies interested in acquiring Company to negotiate in advance with the Board because the stockholder approval requirement would be avoided if the Board approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. However, such provisions also could discourage attempts that might result in a premium over the market price for the shares held by stockholders. These provisions also may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.
Staggered Board of Directors. Our Charter provides that the Board be classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of the Board only by successfully engaging in a proxy contest at two or more annual meetings.
Limitations on Liability and Indemnification of Officers and Directors
Our Bylaws limit the liability of the Company’s directors and officers to the fullest extent permitted by the DGCL and provides that the Company will provide them with customary indemnification and advancement and prepayment of expenses. The Company has entered into, and expects to continue to enter into, customary indemnification agreements with each of its executive officers and directors that provide them, in general, with customary indemnification in connection with their service to the Company or on its behalf.
Transfer Agent and Warrant Agent
The transfer agent for our common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, New York 10004.
Listing of Shapeways’ Securities
Our common stock and the Public Warrants are listed on the NYSE under the symbols “SHPW” and “SHPW WS.”

DESCRIPTION OF DEBT SECURITIES
We have summarized below general terms and conditions of the debt securities that we will offer and sell pursuant to this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms and conditions of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and conditions described in this prospectus apply to the series of debt securities. The terms and conditions of the debt securities of a series may be different in one or more respects from the terms and conditions described below. If so, those differences will be described in the applicable prospectus supplement.
We will issue the debt securities in one or more series under an indenture between us and a trustee to be selected by us. The following description of provisions of the indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, the indenture, which has been filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part. A form of each debt security, any future supplemental indenture or similar document also will be so filed. You should read the indenture and any supplemental indenture or similar document because they, and not this description, define your rights as holder of our debt securities. All capitalized terms have the meanings specified in the indenture.
For purposes of this section of this prospectus, references to “we,” “us” and “our” are to Shapeways Holdings, Inc. and not to any of its subsidiaries.
General
We may issue, from time to time, debt securities, in one or more series, that will consist of either senior debt (“Senior Debt Securities”), senior subordinated debt (“Senior Subordinated Debt Securities”), subordinated debt (“Subordinated Debt Securities”) or junior subordinated debt (“Junior Subordinated Debt Securities” and, together with the Senior Subordinated Debt Securities and the Subordinated Debt Securities, the “Subordinated Securities”). Debt securities, whether senior, senior subordinated, subordinated or junior subordinated, may be issued as convertible debt securities or exchangeable debt securities.
The indenture does not limit the amount of debt securities that we may issue. We may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of the series (except for any differences in the issue price and, if applicable, the initial interest accrual date and interest payment date) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold; provided that if the additional debt securities are not fungible with the debt securities of the series previously offered or sold for U.S. federal income tax purposes, the additional debt securities will have a separate CUSIP or other identifying number.
The indenture provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit designated by us. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to afford holders of any debt securities protection with respect to our operations, financial condition or transactions involving us.
We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for U.S. federal income tax purposes, be treated as if they were issued with “original issue discount,” because of interest payment and other characteristics. Special U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

Provisions of the Indenture
The applicable prospectus supplement for a series of debt securities that we issue will describe, among other things, the following terms of the offered debt securities:
•the title;
•the price or prices at which the debt securities will be issued;
•any limit on the aggregate principal amount of debt securities of such series;
•the currency or currencies of payment of principal or interest;
•the date or dates on which principal is payable;
•interest rates, and the date or dates from which interest, if any, will accrue, and the date or dates when interest is payable;
•the right, if any, to extend the interest payment periods and the duration of the extensions;
•the record date or record dates for determining to whom interest is payable;
•the place or places where and the manner in which principal, premium or interest will be payable and the place or places where the debt securities may be presented for transfer and, if applicable, conversion or exchange;
•our rights or obligations to redeem or purchase the debt securities, including sinking fund or partial redemption payments;
•the terms, if any, pursuant to which any debt securities will be subordinate to any of our other debt;
•the denominations in which the debt securities will be issued;
•if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of an Event of Default (as defined herein);
•if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;
•the terms applicable to any debt securities issued at a discount from their stated principal amount;
•any provisions for the remarketing of the debt securities;
•any additional Events of Default applicable to any debt securities;
•if applicable, covenants affording holders of debt protection with respect to our operations, financial condition or transactions involving us;
•conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto; and
•any other specific terms of any debt securities.
The applicable prospectus supplement will set forth certain U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are listed or quoted, if any.
Debt securities issued by us will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, except to the extent any such subsidiary guarantees or is otherwise obligated to make payment on such debt securities.
Senior Debt Securities
Payment of the principal of, and premium, if any, and interest on, Senior Debt Securities will rank on a parity with all of our other unsecured and unsubordinated debt.

Senior Subordinated Debt Securities
Payment of the principal of, and premium, if any, and interest on, Senior Subordinated Debt Securities will be junior in right of payment to the prior payment in full of all of our unsubordinated debt. We will set forth in the applicable prospectus supplement relating to any Senior Subordinated Debt Securities the subordination terms of such securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the Senior Subordinated Debt Securities. We will also set forth in such applicable prospectus supplement limitations, if any, on issuance of additional debt ranking senior to the Senior Subordinated Debt Securities.
Subordinated Debt Securities
Payment of the principal of, and premium, if any, and interest on, Subordinated Debt Securities will be subordinated and junior in right of payment to the prior payment in full of all of our unsubordinated and senior subordinated debt. We will set forth in the applicable prospectus supplement relating to any Subordinated Debt Securities the subordination terms of such securities as well as the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by its terms would be senior to the Subordinated Debt Securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional debt ranking senior to the Subordinated Debt Securities.
Junior Subordinated Debt Securities
Payment of the principal of, and premium, if any, and interest on, Junior Subordinated Debt Securities will be subordinated and junior in right of payment to the prior payment in full of all of our unsubordinated, senior subordinated and subordinated debt. We will set forth in the applicable prospectus supplement relating to any Junior Subordinated Debt Securities the subordination terms of such securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the Junior Subordinated Debt Securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional debt ranking senior to the Junior Subordinated Debt Securities.
Conversion or Exchange Rights
Debt securities may be convertible into or exchangeable for other securities or property of us. The terms and conditions of conversion or exchange will be set forth in the applicable prospectus supplement. The terms will include, among others, the following:
•the conversion or exchange price;
•the conversion or exchange period;
•provisions regarding the ability of us or the holder to convert or exchange the debt securities;
•events requiring adjustment to the conversion or exchange price; and
•provisions affecting conversion or exchange in the event of our redemption of the debt securities.
Consolidation, Merger or Sale
We cannot consolidate or merge with or into, or transfer or lease our properties and assets substantially as an entirety to, any person, and we shall not permit any other person to consolidate with or merge into us, unless:
•(a) we will be the continuing corporation or (b) the successor corporation or person formed by such consolidation or into which we are merged or to which our properties and assets substantially as an entirety are transferred or leased is a person organized or formed under the laws of the United States, any state of the United States or the District of Columbia and, if such entity is not a corporation, a co-obligor of the debt securities is a corporation organized or existing under any such laws, and such successor corporation or person, including such co-obligor, if any, expressly assumes our obligations under the debt securities and the indenture; and

•immediately after giving effect to such transaction, no Event of Default or event, which after notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing.
Subject to certain exceptions, when the person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the indenture, we shall be discharged from all our obligations under the debt securities and the indenture.
This covenant would not apply to any recapitalization transaction, a change of control of us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of our properties and assets substantially as an entirety.
Events of Default
Unless otherwise indicated, the term “Event of Default,” when used in the indenture with respect to the debt securities of any series, means any of the following:
•failure to pay interest for 30 days after the date payment on any debt security of such series is due and payable; provided that an extension of an interest payment period by us in accordance with the terms of the debt securities shall not constitute a failure to pay interest;
•failure to pay principal or premium, if any, on any debt security of such series when due, either at maturity, upon any redemption, by declaration or otherwise;
•failure to perform any other covenant in the indenture or the debt securities of such series for a specified period of time after written notice that performance was required, which notice must be sent by either the trustee or holders of not less than a specified percentage of the principal amount of the outstanding debt securities of such series;
•certain events of bankruptcy, insolvency or reorganization of us; or
•any other Event of Default provided in the applicable resolution of the Board or the officers’ certificate or supplemental indenture under which we issue such series of debt securities.
An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture.
If an Event of Default (other than an Event of Default relating to events of bankruptcy, insolvency or reorganization of us) involving any series of debt securities has occurred and is continuing, the trustee or the holders of a specified aggregate principal amount of the debt securities of each affected series may declare the entire principal amount of all the debt securities of such affected series, and the interest accrued thereon, if any, to be due and payable immediately. The holders of not less than a majority in aggregate principal amount of the debt securities of an affected series may, after satisfying conditions, rescind and annul any of the above-described declarations and consequences involving such series.
If an Event of Default relating to events of bankruptcy, insolvency or reorganization of us occurs and is continuing, then the entire principal amount of all of the debt securities outstanding, and the interest accrued thereon, if any, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.
The indenture imposes limitations on suits brought by holders of debt securities against us with respect to an Event of Default. Except as provided below, no holder of debt securities of any series may institute any action against us under the indenture unless:
•an Event of Default has occurred and is continuing and such holder has previously given to the trustee written notice of such continuing Event of Default;
•the holders of a specified percentage in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action in respect of such Event of Default;

•the requesting holders have offered the trustee security or indemnity reasonably satisfactory to it for expenses and liabilities that may be incurred by bringing the action;
•the trustee has not instituted the action within a specified number of days of the request; and
•the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series.
Notwithstanding the foregoing, each holder of debt securities of any series has the right, which is absolute and unconditional, to receive payment of the principal of, and premium and interest, if any, on, such debt securities when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of that holder of debt securities.
We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.
Registered Global Securities
We may issue the debt securities of a series in whole or in part in the form of one or more fully registered global securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities.
Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:
•by the depositary for such registered global security to its nominee;
•by a nominee of the depositary to the depositary or another nominee of the depositary; or
•by the depositary or its nominee to a successor of the depositary or a nominee of the successor.
The applicable prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:
•ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security, those persons being referred to as “participants,” or persons that may hold interests through participants;
•upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;
•any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and
•ownership of any beneficial interest in the registered global security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).
The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global security:
•will not be entitled to have the debt securities represented by a registered global security registered in their names;
•will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and
•will not be considered the owners or holders of the debt securities under the indenture.
Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.
We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.
We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of us, the trustee or any other agent of us or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.
If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In such event, we will issue debt securities of that series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.
Discharge, Defeasance and Covenant Defeasance
We can discharge or defease our obligations under the indenture as set forth below. Unless otherwise set forth in the applicable prospectus supplement, the subordination provisions applicable to any Subordinated Securities will be expressly made subject to the discharge and defeasance provisions of the indenture.

We may discharge our obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable within one year (or to be called for redemption within one year). We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and premium, if any, and interest on, the debt securities and any mandatory sinking fund payments.
Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time (“legal defeasance”). We also may be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an Event of Default (“covenant defeasance”). We may effect legal defeasance and covenant defeasance only if, among other things:
•we irrevocably deposit with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be sufficient to pay when due (whether at maturity, upon redemption, or otherwise) the principal of, and premium, if any, and interest on all outstanding debt securities of the series; and
•we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the beneficial owners of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance or covenant defeasance, as applicable, and that legal defeasance or covenant defeasance, as applicable, will not otherwise alter the beneficial owners’ U.S. federal income tax treatment of principal, premium, if any, and interest payments on the series of debt securities, which opinion, in the case of legal defeasance, must be based on a ruling of the Internal Revenue Service, or a change in U.S. federal income tax law.
Although we may discharge or defease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.
We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.
Modifications of the Indenture
The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:
•secure any debt securities;
•evidence the assumption by another person of our obligations, as permitted by the indenture;
•add covenants for the protection of the holders of debt securities of all or any series or to surrender any right or power conferred upon us;
•add any additional events of default for the benefit of holders of the debt securities of all or any series;
•add one or more guarantees for the benefit of holders of the debt securities;
•provide for the issuance of additional debt securities of any series;
•comply with the rules of any applicable securities depository;
•provide for uncertificated debt securities in addition to or in place of certificated debt securities;
•add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities; provided that any such addition, change or elimination (a) shall neither (1) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (2) modify the rights of the holder of any such debt security with respect to such provision or (b) shall become effective only when there is no debt security described in clause (a)(1) outstanding;

•supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities pursuant to the indenture; provided that any such action shall not adversely affect the interests of the holders of debt securities of such series or any other series of debt securities in any material respect;
•comply with the rules or regulations of any securities exchange or automated quotation system on which any of the debt securities may be listed or traded;
•add to, change or eliminate any of the provisions of the indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), provided that such action does not adversely affect the rights or interests of any holder of debt securities in any material respect;
•cure or correct any ambiguity, defect, omission or inconsistency in the indenture; provided that such action does not adversely affect the interests of the holders of debt securities of any series in any material respect;
•establish the forms or terms of debt securities of any series;
•evidence and provide for the acceptance of appointment by a successor trustee; and
•add to, change or eliminate any other provision of the indenture; provided that such addition, change or elimination does not adversely affect the interests of the holders of debt securities of any series in any material respect.
The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series of Senior Debt Securities or Subordinated Securities, as the case may be, then outstanding and affected thereby (voting as one class), add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:
•extend the final maturity of any debt security;
•reduce the principal amount of, or premium, if any, on any debt security;
•reduce the rate or extend the time of payment of interest on any debt security;
•reduce any amount payable on redemption of any debt security;
•change the currency in which the principal (other than as may be provided otherwise with respect to a series), premium, if any, or interest is payable on any debt security;
•reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;
•modify any of the subordination provisions or the definition of senior indebtedness applicable to any Subordinated Securities in a manner adverse to the holders of those securities;
•alter provisions of the indenture relating to the debt securities not denominated in U.S. dollars;
•impair the right to institute suit for the enforcement of any payment on any debt security when due; or
•reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture.
Concerning the Trustee
The indenture provides that there may be more than one trustee under the indenture, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under the indenture. Except as otherwise indicated in this prospectus or any accompanying prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, and premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to such series at an office designated by the trustee.
The indenture contains limitations on the right of the trustee, should it become a creditor of us, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties with respect to the debt securities, however, it must eliminate the conflict or resign as trustee.
The holders of a majority in aggregate principal amount of any series of debt securities then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee with respect to such series of debt securities, provided that the direction would not conflict with any rule of law or with the indenture, would not be unduly prejudicial to the rights of another holder of the debt securities, and would not involve any trustee in personal liability. The indenture provides that in case an Event of Default shall occur and be known to any trustee and not be cured, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trustee’s power. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and indemnity satisfactory to the trustee.
No Individual Liability of Incorporators, Stockholders, Officers or Directors
The indenture provides that no incorporator and no past, present or future stockholder, officer or director of us or any successor corporation in their capacity as such shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.
Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS
We may issue debt warrants for the purchase of debt securities or stock warrants for the purchase of preferred stock or common stock.
The warrants will be issued under warrant agreements to be entered into between us and the purchasers or between us and a bank or trust company, as warrant agent, all to be set forth in the applicable prospectus supplement relating to any or all warrants in respect of which this prospectus is being delivered. We will file a copy of the warrant and warrant agreement with the SEC each time we issue a series of warrants, and these warrants and warrant agreements will be incorporated by reference into the registration statement of which this prospectus forms a part.
The following description sets forth certain general terms and provisions of the warrants to which any applicable prospectus supplement may relate. The particular terms of the warrants to which any applicable prospectus supplement may relate and the extent, if any, to which such general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. The following summary of certain provisions of the warrants, warrant agreements and warrant certificates does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the warrant agreements and warrant certificates, including the definitions therein of certain terms.
Debt Warrants
General. Reference is made to the applicable prospectus supplement for the terms of debt warrants in respect of which this prospectus is being delivered, the debt securities warrant agreement relating to such debt warrants and the debt warrant certificates representing such debt warrants, including the following:
•the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of such debt warrants and the procedures and conditions relating to the exercise of such debt warrants;
•the designation and terms of any related debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;
•the date, if any, on and after which such debt warrants and any related offered securities will be separately transferable;
•the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which such principal amount of debt securities may be purchased upon such exercise;
•the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which such principal amount of debt securities may be purchased upon such exercise;
•the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;
•a discussion of the material U.S. federal income tax considerations applicable to the ownership or exercise of debt warrants;
•whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;
•call provisions of such debt warrants, if any; and
•any other terms of the debt warrants.
The debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to any payments of principal and premium, if any, and interest, if any, on the debt securities purchasable upon such exercise.
 Exercise of Debt Warrants. Each debt warrant will entitle the holder to purchase for cash such principal amount of debt securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the debt warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, debt warrants may be exercised at any time up to 5:00 p.m., New York City time, on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m., New York City time, on the expiration date, unexercised debt warrants will become void.
Debt warrants may be exercised as set forth in the applicable prospectus supplement relating to the debt warrants. Upon receipt of payment and the debt warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the debt securities purchasable upon such exercise. If less than all of the debt warrants represented by such debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining amount of debt warrants.
Stock Warrants
General. Reference is made to the applicable prospectus supplement for the terms of stock warrants in respect of which this prospectus is being delivered, the stock warrant agreement relating to such stock warrants and the stock warrant certificates representing such stock warrants, including the following:
•the type and number of shares of preferred stock or common stock purchasable upon exercise of such stock warrants and the procedures and conditions relating to the exercise of such stock warrants;
•the date, if any, on and after which such stock warrants and related offered securities will be separately tradeable;
•the offering price of such stock warrants, if any;
•the initial price at which such shares may be purchased upon exercise of stock warrants and any provision with respect to the adjustment thereof;
•the date on which the right to exercise such stock warrants shall commence and the date on which such right shall expire;
•a discussion of the material U.S. federal income tax considerations applicable to the ownership or exercise of stock warrants;
•call provisions of such stock warrants, if any;
•anti-dilution provisions of the stock warrants, if any;
•any other terms of the stock warrants; and
•information relating to any preferred stock purchasable upon exercise of such stock warrants.
The stock warrant certificates will be exchangeable for new stock warrant certificates of different denominations and stock warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their stock warrants, holders of stock warrants will not have any of the rights of holders of shares of capital stock purchasable upon such exercise, and will not be entitled to any dividend payments on such capital stock purchasable upon such exercise.
Exercise of Stock Warrants. Each stock warrant will entitle the holder to purchase for cash such number of shares of preferred stock or common stock, as the case may be, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the stock warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, stock warrants may be exercised at any time up to 5:00 p.m., New York City time, on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m., New York City time, on the expiration date, unexercised stock warrants will become void.
Stock warrants may be exercised as set forth in the applicable prospectus supplement relating thereto. Upon receipt of payment and the stock warrant certificates properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward a certificate representing the number of shares of capital stock purchasable upon such exercise. If less than all of the stock warrants represented by such stock warrant certificate are exercised, a new stock warrant certificate will be issued for the remaining amount of stock warrants.

DESCRIPTION OF RIGHTS
We may issue rights to purchase common stock or preferred stock. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each right. The accompanying prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus.
We will describe in the applicable prospectus supplement the terms and conditions of the issue of rights being offered, the rights agreement relating to the rights and the rights certificates representing the rights, including, as applicable:
•the title of the rights;
•the date of determining the stockholders entitled to the rights distribution;
•the title, aggregate number of shares of common stock or preferred stock purchasable upon exercise of the rights;
•the exercise price;
•the aggregate number of rights issued;
•the date, if any, on and after which the rights will be separately transferable;
•the date on which the right to exercise the rights will commence and the date on which the right will expire; and
•any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.
 Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock or preferred stock at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.
Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the shares of common stock or preferred stock purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS
We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.
The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read the applicable prospectus supplement that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus forms a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.
If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:
•the title of the series of units;
•identification and description of the separate constituent securities comprising the units;
•the price or prices at which the units will be issued;
•the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•a discussion of certain U.S. federal income tax considerations applicable to the units; and
•any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION
We may sell the securities offered through this prospectus in primary offerings (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The applicable prospectus supplement will include the following information:
•the terms of the offering;
•the names of any underwriters or agents;
•the name or names of any managing underwriter or underwriters;
•the purchase price of the securities;
•the net proceeds from the sale of the securities;
•any delayed delivery arrangements;
•any underwriting discounts, commissions and other items constituting underwriters’ compensation;
•any initial public offering price;
•any discounts or concessions allowed or reallowed or paid to dealers; and
•any commissions paid to agents.
Sale through underwriters or dealers
If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The applicable prospectus supplement will include the names of the principal underwriters, the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.
If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The applicable prospectus supplement will include the names of the dealers and the terms of the transaction.
Direct sales and sales through agents
We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us. Unless otherwise indicated in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the applicable prospectus supplement.

Delayed delivery contracts
If the applicable prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.
Market making, stabilization and other transactions
Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.
Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.
Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.
Derivative transactions and hedging
We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.
Electronic auctions
We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.
Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.
General information
Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS
The validity of the securities offered hereby has been passed upon for us by Gunderson Dettmer Stough Villeneuve Franklin & Hachigian LLP, New York, New York. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.
EXPERTS
The financial statements of Shapeways as of and for the years ended December 31, 2021 and 2020, incorporated by reference herein, have been audited by Withum Smith+Brown, PC, an independent registered public accounting firm, as stated in their report incorporated by reference herein, and are so incorporated upon the report of such firm given upon their authority as experts in accounting and auditing.

$13,250,000

SHAPEWAYS HOLDINGS, INC.

COMMON STOCK

PROSPECTUS SUPPLEMENT

Craig-Hallum

October 26, 2022.